SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                            February 14, 1997

                       CUMMINS ENGINE COMPANY, INC.


Incorporated in the State of Indiana     I.R.S. Employer Identification
                                                 No. 35-0257090

       500 Jackson Street, Box 3005, Columbus, Indiana  47202-3005
                       (Principal Executive Office)
                    Telephone Number:  (812) 377-5000


Other Events
____________


     For purposes of calculating the ratio of earnings to fixed charges disclosed in the Company's Prospectus Supplement dated
February 14, 1997 to Prospectus dated November 17, 1993
(Registration Statement No 33-50665), relating to its 6.75% Debentures due February 15, 2027, "earnings" include income before income taxes, extraordinary items and the cumulative effects of changes in accounting principles and fixed charges. "Fixed charges" consist of interest on all indebtedness, including interest incurred by 50% or more owned unconsolidated companies, and that portion of rental expense that management believes to be representative of interest.

                           SIGNATURES
                           __________

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUMMINS ENGINE COMPANY, INC.



By  /s/John McLachlan
    _____________________________________
    Vice President - Corporate Controller
    (Principal Accounting Officer)

Date:  February 18, 1997